Exhibit 4.1

[Execution Copy]

VERENIUM CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of September 1, 2009

$12,816,450 Principal Amount

9.00% Convertible Senior Secured Notes due 2027

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	N.A.
(a)(2)	N.A.
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.10
(c)	N.A.
311(a)	N.A.
(b)	N.A.
(c)	N.A.
312(a)	N.A.
(b)	12.03
(c)	12.03
313(a)	N.A.
(b)(1)	N.A.
(b)(2)	N.A.
(c)	N.A.
(d)	N.A.
314(a)	N.A.
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315(a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316(a) (last sentence)	N.A.
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	N.A.
(a)(2)	N.A.
(b)	N.A.
318(a)	N.A.

I

-i-

	3.06	Deposit of Redemption Price	21

	3.07	Securities Redeemed in Part	22

	3.08	Purchase of Securities at Option of the Holder	22

	3.09	Repurchase at Option of Holder Upon a Fundamental Change	26

IV.	COVENANTS		32

	4.01	Payment of Securities	32

	4.02	Maintenance of Office or Agency	33

	4.03	Rule 144A Information and Annual Reports	34

	4.04	Compliance Certificate	35

	4.05	Stay, Extension and Usury Laws	35

	4.06	Corporate Existence	35

	4.07	Notice of Default	35

	4.08	Further Instruments and Acts	35

	4.09	Additional Collateral, etc.	36

	4.10	Impairment of Security Interest	36

V.	SUCCESSORS		36

	5.01	When Company May Merge, etc.	36

	5.02	Successor Substituted	37

VI.	DEFAULTS AND REMEDIES		37

	6.01	Events of Default	37

	6.02	Acceleration	39

	6.03	Other Remedies	40

	6.04	Waiver of Past Defaults	41

	6.05	Control by Majority	41

	6.06	Limitation on Suits	41

	6.07	Rights of Holders to Receive Payment	42

	6.08	Collection Suit by Trustee	42

	6.09	Trustee May File Proofs of Claim	42

	6.10	Priorities	43

	6.11	Undertaking for Costs	43

VII.	TRUSTEE		43

	7.01	Duties of Trustee	43

	7.02	Rights of Trustee	45

-ii-

	7.03	Individual Rights of Trustee	46

	7.04	Trustee’s Disclaimer	46

	7.05	Notice of Defaults	46

	7.06	[Reserved]	46

	7.07	Compensation and Indemnity	46

	7.08	Replacement of Trustee	47

	7.09	Successor Trustee by Merger, etc.	48

	7.10	Eligibility; Disqualification	48

VIII.	DISCHARGE OF INDENTURE		48

	8.01	Termination of the Obligations of the Company	48

	8.02	Application of Trust Money	49

	8.03	Repayment to Company	49

	8.04	Reinstatement	49

IX.	AMENDMENTS		50

	9.01	Without Consent of Holders	50

	9.02	With Consent of Holders	50

	9.03	[Reserved]	52

	9.04	Revocation and Effect of Consents	52

	9.05	Notation on or Exchange of Securities	52

	9.06	Trustee Protected	52

	9.07	Effect of Supplemental Indentures	53

X.	CONVERSION		53

	10.01	Conversion Privilege	53

	10.02	Conversion Procedure	55

	10.03	Fractional Shares	56

	10.04	Taxes on Conversion	56

	10.05	Company to Provide Stock	56

	10.06	Adjustment of Conversion Rate	57

	10.07	No Adjustment	62

	10.08	Other Adjustments	63

	10.09	Adjustments for Tax Purposes	64

	10.10	Notice of Adjustment	64

	10.11	Notice of Certain Transactions	64

-iii-

	10.12	Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege	64

	10.13	Trustee’s Disclaimer	66

	10.14	Rights Distributions Pursuant to Stockholders’ Rights Plans	66

	10.15	[Reserved]	67

	10.16	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes	67

	10.17	Delivery upon Conversion, Termination of Conversion and Additional Post-Termination Conversion Provisions	70

	10.18	5% Stockholder Limitations	74

	10.19	Waiver of 5% Stockholder Provisions	74

	10.20	Limitation on Issuances of Common Stock	75

XI.	COLLATERAL		77

	11.01	Collateral and Security Documents	77

	11.02	Release of Collateral	78

XII.	MISCELLANEOUS		78

	12.01	[Reserved]	78

	12.02	Notices	78

	12.03	Communication by Holders with Other Holders	79

	12.04	Certificate and Opinion as to Conditions Precedent	79

	12.05	Statements Required in Certificate or Opinion	80

	12.06	Rules by Trustee and Agents	80

	12.07	Legal Holidays	80

	12.08	Duplicate Originals	80

	12.09	Governing Law	81

	12.10	No Adverse Interpretation of Other Agreements	81

	12.11	Successors	81

	12.12	Separability	81

	12.13	Table of Contents, Headings, etc.	81

	12.14	Calculations in Respect of the Securities	81

	12.15	No Personal Liability of Directors, Officers, Employees or Stockholders	81

Exhibit A	-	Form of Global Security

Exhibit B	-	Form of Legend for Global Security

-iv-

Exhibit C	-	Form of Notice of Transfer Pursuant to Registration Statement

Exhibit D	-	Form of Security Agreement

Exhibit E	-	Form of Intercreditor Agreement

-v-

INDENTURE, dated as of September 1, 2009, between Verenium Corporation, a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 9.00% Convertible Senior Secured Notes due 2027 (the “Securities”).

I. DEFINITIONS AND INCORPORATION BY REFERENCE

1.01 DEFINITIONS.

“5% Stockholder” has the meaning ascribed to “5-percent shareholder” in Section 382.

“5.5% Notes” means those certain 5.5% senior convertible notes due 2027 of the Company.

“8.0% Notes” means those certain amended and restated 8.0% senior convertible notes due 2012 of the Company.

“Additional Securities” means any additional Securities issued from time to time pursuant to Section 2.02 after the Issue Date.

“Additional Voluntary Conversion Interest Payment” means, upon a conversion pursuant to Section 10.01(A)(i) of the Indenture, in respect of the Securities to be converted pursuant to such Section, a payment in an amount equal to the lesser of (i) the remaining scheduled interest payments at the interest rate specified herein attributable to such Securities from the last day through which interest has been paid on such Securities through and including the date that is two and one-half years after the Conversion Date and (ii) the remaining scheduled interest payments at the interest rate specified herein attributable to such Securities from the last day through which interest has been paid on such Securities through and including April 5, 2012, in each case discounted to present value using the published yield on two-year notes of the U.S. Federal Government on the date of the Conversion Notice. The Company may, at its option, make the Additional Voluntary Conversion Interest Payment in cash, Common Stock, or a combination thereof. In the event that the Company elects to make any portion of the Additional Voluntary Conversion Interest Payment in Common Stock, such Common Stock shall be valued at the higher of (i) the Conversion Price then in effect and (ii) the Ten Day VWAP.

“Additional Post-Termination Interest Payment” means, upon a conversion pursuant to Section 10.01(A)(ii) of the Indenture, in respect of the Securities to be converted pursuant to such Section, a payment in an amount equal to the lesser of (i) the remaining scheduled interest payments at the interest rate specified herein attributable to such Securities from the last day through which interest has been paid on such Securities through and including the date that is two and one-half years after the Conversion Date and (ii) the remaining scheduled interest payments at the interest rate specified herein attributable to such Securities from the last day through which interest has been paid on such Securities through and including April 5, 2012, in each case discounted to present value using the published yield on two-year notes of the U.S.

Federal Government on the date of the Termination Conversion Notice. The Company may, at its option, make the Additional Post-Termination Interest Payment in cash, Common Stock, or a combination thereof. In the event that the Company elects to make any portion of the Additional Post-Termination Interest Payment in Common Stock, the Common Stock will be valued at the Termination Conversion Price in effect at that time.

“Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

“After-Acquired Property” means (i) assets acquired by the Company or any Subsidiary after the Issue Date that constitute accretions, additions or technological upgrades to the equipment or operations that form part of the Collateral or constitute separate equipment, plants and operations that are integrated physically or operationally in any material respect with any other part of the Collateral and (ii) any other assets of the Company acquired after the Issue Date. Notwithstanding the foregoing, After-Acquired Property shall not include any assets that would constitute Excluded Collateral.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S. principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national securities exchange, as reported by National Quotation Bureau, Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock. The Closing Sale Price of the Common Stock will be determined without reference to extended or after-hours trading. If, during a period applicable for calculating the Closing Sale Price of Common Stock, an event occurs that requires an adjustment to the Conversion Rate, the Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such event on the price of the Common Stock during such period.

“Collateral” means all of the “Collateral” referred to in the Security Documents and all of the other property and assets that are or are required under the terms hereof or of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement).

“Collateral Agent” means Wells Fargo Bank, National Association and its successors and assigns as Collateral Agent under the Security Documents.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” or “Company Request” means a written request or order signed on behalf of the Company by any Officer and delivered to the Trustee.

“Company Stock” means Common Stock and, to the extent specified in a notice from the Company to any Holder prior to any conversion, any other interest in the Company that the Company determines will be treated as stock of the Company for purposes of applying Section 382 to the Company.

“Conversion Notice” means a conversion notice substantially in the form set forth in Exhibit A.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount, which Conversion Rate shall initially be 1,250 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article X.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Excess of Specified Percentage Certifications” means the certifications, set forth in Item 2 or Item 3 of the Conversion Notice, that, for purposes of applying Section 382 to the Company, the Holder or any of its Related Persons (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of the Securities that are the subject of such Conversion Notice become a 5% Stockholder with respect to the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Agreement” means, collectively, each of the Exchange Agreements dated August 28, 2009 among the Company and each of the Initial Holders.

“Excluded Collateral” means any of the assets designated as “Excluded Property” in the Security Documents.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Holders” means each of those holders of the Company’s 5.5% Convertible Senior Notes due 2027 who have entered into an Exchange Agreement with the Company with respect to the exchange of such notes for certain Securities.

“Issue Date” means September 1, 2009.

“Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement dated as of September 1, 2009, as amended, restated, supplemented or otherwise modified from time to time, by and among the Trustee, each of the Joined Lenders (as defined therein) party thereto from time to time, and the Collateral Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs before April 5, 2012.

“Make-Whole Payment” means the Additional Voluntary Conversion Interest Payment and the Additional Post-Termination Interest Payment, as applicable.

“Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means April 1, 2027.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Trustee or the Company, or other counsel reasonably acceptable to the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Project Financing Indebtedness” means any project financing Indebtedness of a Project Financing Subsidiary solely to the extent (i) such Indebtedness is not Indebtedness of the Company or any Subsidiary (other than a Project Financing Subsidiary) and (ii) such Indebtedness is not recourse to the Company or any Subsidiary (other than a Project Financing Subsidiary).

“Project Financing Subsidiary” means any Subsidiary of the Company whose principal purpose is to incur Project Financing Indebtedness or to conduct the business activities for which such Project Financing Indebtedness was incurred or to be come an owner of interests in a Person so created to conduct the business activities for which such Project Financing Indebtedness was incurred.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Redemption Date” means the date specified for Redemption of the Securities in accordance with the terms of the Securities and this Indenture.

“Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.

“Related Person” means, with respect to any Holder, any Person that would be treated as owning shares of Company Stock owned by such Holder at any time during the Section 382 Testing Period ending on the Conversion Date, applying the attribution rules in Section 382, but such term shall not include a “public group” as defined in Treasury Regulation Section 1.382-2T(f)(13).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rights Agreement” means that certain Rights Agreement by and between the Company and American Stock Transfer and Trust Company, as Rights Agent dated December 13, 2000, as the same may be amended, supplemented or superseded.

“Rule 144A” means Rule 144A under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 382” means Section 382 of the Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder.

“Section 382 Testing Period” has the meaning ascribed to “testing period” in Section 382, as applied to the Company.

“Securities” means the 9.00% Convertible Senior Secured Notes due 2027 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

“Security Agreement” means, collectively, the Pledge and Security Agreement between by the Company and the Collateral Agent, substantially in the form of Exhibit D, as amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, each of the other mortgages, collateral assignments, Security Agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant hereto, and each of the other agreements, instruments or documents delivered to the Collateral Agent pursuant hereto or to such Security Document, in each case that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Significant Subsidiary” with respect to any person means any subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Securities Act) of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture; provided that no Project Financing Subsidiary shall constitute a Significant Subsidiary.

“Specified Percentage Certifications” means the certifications, set forth in Item 1 of the Conversion Notice, that, for purposes of applying Section 382 to the Company, the Holder and each of its Related Persons, (i) is not and was not a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date and (ii) would not as a result of the conversion of the Securities that are the subject of such Conversion Notice become a 5% Stockholder with respect to the Company.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Ten Day VWAP” means the arithmetic average of the VWAP for the ten consecutive Trading Days ending two Trading Days prior to (i) the applicable Conversion Date with respect to any Additional Voluntary Conversion Interest Payment or (ii) with respect to any payment of interest, in whole or in part, in shares of Common Stock, the date on which the Company notifies the Securities Agent of its election to pay all or a portion of such interest payment in shares of Common Stock.

“Termination Conversion Price” means, in respect of each $1,000 of Securities, 200% of the Conversion Price.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Stock is provided on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

“VWAP” per share of the Common Stock on a Trading Day is the volume-weighted average price per share of the Common Stock on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on that Trading Day, as displayed by Bloomberg. If such price is not available, the VWAP means the market value per share of the Common Stock on such day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

1.02 OTHER DEFINITIONS.

Term	Defined in Section

“5% Stockholder Provision Waiver Notice”	10.19
“Acquisition of Voting Control”	3.09
“Aggregate Amount”	10.06
“Applicable Price”	10.16
“Bankruptcy Law”	6.01
“Business Day”	12.07
“Change in Control”	3.09
“Collective Election”	10.12
“Conversion Agent”	2.03
“Conversion Date”	10.02
“Conversion Rights Termination Date”	10.17
“Conversion Shares”	10.06
“Conversion Termination Notice”	10.17
“Custodian”	6.01
“Effective Date”	10.16
“Event of Default”	6.01
“Ex Date”	10.06
“Expiration Date”	10.06
“Expiration Time”	10.06
“Fundamental Change”	3.09
“Fundamental Change Notice”	3.09
“Fundamental Change Repurchase Date”	3.09
“Fundamental Change Repurchase Price”	3.09
“Fundamental Change Repurchase Right”	3.09
“Global Security”	2.01
“Group”	10.20
“Indenture Shares”	10.20
“Legal Holiday”	12.07
“Listed Stock Business Combination”	3.09
“Make-Whole Applicable Increase”	10.16
“Make-Whole Conversion Period”	10.16
“Make-Whole Consideration”	10.16
“Maximum Shares”	10.20
“Notice of Default”	6.01
“Option Purchase Date”	3.08
“Option Purchase Notice”	3.08
“Option Purchase Price”	3.08
“Participants”	2.15
“Paying Agent”	2.03
“Physical Securities”	2.01
“Post-Termination Preservation of Conversion Rights Legend”	2.17
“Purchase at Holder’s Option”	3.01

“Purchased Shares”	10.06
“Redemption”	3.01
“Reference Property”	10.12
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	3.01
“Resale Restriction Termination Date”	2.17
“Rights”	10.06
“Spin-Off”	10.06
“Special Interest”	6.02
“Termination of Trading”	3.09
“Trigger Event”	10.06
“Underlying Shares”	10.06

1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Absence such specific reference and incorporate, no provision of the TIA shall apply to this Indenture and the Indenture shall not be subject to the TIA.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

II. THE SECURITIES

2.01 FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities offered and sold shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), registered in the name of the Depositary or a nominee thereof, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in Exhibit B and, if applicable, any other legend required by Section 2.17. The aggregate principal amount of the Global Security may from time to time be increased or decreased without limitation by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required by Section 2.17.

2.02 EXECUTION AND AUTHENTICATION.

One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $12,816,450. After the Issue Date, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver such principal amount of Additional Securities as such Company Order may specify. Such Company Order must be received by the Trustee not later than the proposed date for delivering of such Additional Securities.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with Section 12.04 hereof and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company shall maintain, or shall cause to be maintained, an office or agency in the United States where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency in the United States where Securities may be presented for payment (“Paying Agent”) and an office or agency in the United States where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

2.04 PAYING AGENT TO HOLD MONEY IN TRUST.

Each Paying Agent shall hold in trust for the benefit of the Securityholders and the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the

Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money and, if applicable, other property held by it as Paying Agent.

2.05 SECURITYHOLDER LISTS.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee no later than three Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

2.06 TRANSFER AND EXCHANGE.

Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) for a period of fifteen (15) days before selecting, pursuant to Section 3.03, Securities to be redeemed or (ii) during a period beginning at the opening of business fifteen (15) days before the delivery of a notice of redemption of the Securities selected for Redemption under Section 3.04 and ending at the close of business on the day of such delivery or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Sections 2.10, 9.05 or 10.02, or Article III, not involving any transfer.

2.07 REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

2.08 OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company) holds on an Option Purchase Date, Redemption Date, Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, with respect to all Securities to be redeemed, purchased or paid upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option, Redemption, Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Option Purchase Price, Redemption Price, Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

2.09 SECURITIES HELD BY THE COMPANY OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

2.10 TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

2.11 CANCELLATION.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article X.

2.12 DEFAULTED INTEREST.

If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall deliver or cause to be delivered to Securityholders and the Trustee a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

2.13 CUSIP NUMBERS.

The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; provided further, that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14 DEPOSIT OF MONEYS.

Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date (or in the case of any such payment permitted by this Indenture to be made in shares of Common Stock, prior to 11:00 A.M. two Business Days prior to such applicable date (or such shorter period as may be agreed upon by the Trustee)), the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, and shares of Common Stock sufficient make any such payments payable in shares of Common Stock (as valued in accordance with the applicable provisions of this Agreement), if any, due on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date, Redemption Date, Option Purchase Date or Fundamental Change Repurchase Date, as the case may be.

2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(A) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

(C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16 SPECIAL TRANSFER PROVISIONS.

(A) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(B), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(B) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

2.17 LEGENDS.

Each Global Security shall bear the legend as set forth in Exhibit B.

In the event that after the date of delivery of the Conversion Termination Notice and prior to the Conversion Rights Termination Date, a Holder submits a Conversion Notice in respect of which such Holder provides the Excess of Specified Percentage Certifications, any Securities that such Holder consequently cannot convert shall bear the “Post-Termination Preservation of Conversion Rights Legend” which shall be a legend in substantially the following form:

“THE HOLDER OF THIS SECURITY CONTINUES TO POSSESS THE RIGHT TO CONVERT THIS SECURITY INTO COMMON STOCK ON AND AFTER THE CONVERSION RIGHTS TERMINATION DATE IN ACCORDANCE WITH THE TERMS OF ARTICLE 10 OF THE INDENTURE.”

2.18 RANKING.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior secured obligation of the Company, ranking pari passu (except with respect to the value of the Collateral) with other existing and future senior indebtedness of the Company (including the 5.5% Notes), ranking pari passu with respect to the Company’s 8.0% Notes, ranking senior to any subordinated indebtedness, ranking effectively senior to any unsecured indebtedness (including the 5.5% Notes) or indebtedness with a junior Lien to the Lien securing the Securities to the extent of the value of the Collateral for the Securities, effectively junior to any secured indebtedness which is either secured by assets that are not Collateral for the Securities, have priority in right of payment pursuant to the Intercreditor Agreement or which are secured by a prior Lien in the Collateral for the Securities, in each case, to the extent of the value of the assets securing such indebtedness, and ranking structurally junior to all obligations of the Company’s subsidiaries.

2.19 ADDITIONAL SECURITIES.

The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

III. REDEMPTION AND REPURCHASE

3.01 RIGHT OF REDEMPTION.

(A) Redemption of the Securities, as permitted by any provision of this Indenture, shall be made:

(i) with respect to a repurchase at the Company’s option, in accordance with paragraphs 6 and 7 of the Securities (a “Redemption”),

(ii) with respect to a repurchase at the Holder’s option, in accordance with paragraph 8 of the Securities (a “Purchase at Holder’s Option”) and

(iii) with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 9 of the Securities (a “Repurchase Upon Fundamental Change”),

in each case in accordance with the applicable provisions of this Article III.

(B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.

(C) The Company shall not have the right to redeem any Securities prior to April 5, 2012. The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after April 5, 2012, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that in no event shall any Redemption Date be a Legal Holiday; provided further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

3.02 NOTICES TO TRUSTEE.

If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the delivery, in accordance with Section 3.04, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

3.03 SELECTION OF SECURITIES TO BE REDEEMED.

If the Company has elected to redeem less than all the Securities pursuant to paragraph 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.02, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.

3.04 NOTICE OF REDEMPTION.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall deliver, or cause to be delivered, a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.

The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

(i) the Redemption Date;

(ii) the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii) the Conversion Rate and the Conversion Price;

(iv) the names and addresses of the Paying Agent and the Conversion Agent;

(v) that the right to convert the Securities called for Redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(vi) that Holders who want to convert Securities must satisfy the requirements of Article X;

(vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(ix) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(x) the CUSIP number or numbers, as the case may be, of the Securities.

The right, pursuant to Article X, to convert Securities called for Redemption shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

At the Company’s request, upon reasonable prior notice, the Trustee shall deliver the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

3.05 EFFECT OF NOTICE OF REDEMPTION.

Once notice of Redemption is delivered, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to a Redemption if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Redemption Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Redemption during the continuance of such an acceleration.

3.06 DEPOSIT OF REDEMPTION PRICE.

Prior to 11:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

3.07 SECURITIES REDEEMED IN PART.

Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

3.08 PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

(A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to paragraph 8 of the Securities on April 1, 2012, April 1, 2017 and April 1, 2022 (each, an “Option Purchase Date”), at a purchase price payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding such Option Purchase Date need not surrender such Securities in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(B)(vii).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) The Company shall deliver, or cause to be delivered, written notice (the “Option Purchase Notice”) on a date not less than twenty (20) Business Days prior to each Option Purchase Date to each Holder at its address shown in the register of the Registrar. Such notice shall state:

(i) the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;

(ii) the names and addresses of the Paying Agent and the Conversion Agent;

(iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(iv) that Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;

(v) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Option Purchase Date or the time of delivery of the Security as described in clause (iv) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date;

(vi) the procedures the Holder must follow to exercise rights under this Section 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;

(vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof;

(viii) that, except as otherwise provided herein, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on the specific Securities subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and

(ix) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall deliver such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.

No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Purchase at Holder’s Option.

(C) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Security subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date.

(D) Prior to 11:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, of all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Purchase Notice has been duly delivered in accordance with this Section 3.08, the Securities to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the such consideration.

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.08 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.

(G) If any Security subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

(H) Any Security which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder’s Option.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.08 if the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable Option Purchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Purchase at Holder’s Option during the continuance of such an acceleration.

(J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

3.09 REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

(A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is delivered in accordance with Section 3.09(B), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the third Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

If such Securities are in certificated form, upon delivery of certificated Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(xi).

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall deliver, or cause to be delivered, to all Holders of record of the Securities at their addresses shown in the register of the Registrar a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Notice.

Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the date by which the Fundamental Change Repurchase Right must be exercised;

(v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(ix) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not validly withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the third Business Day after the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(x) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on the specific Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;

(xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xiv) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon reasonable prior notice, the Trustee shall deliver such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(C) Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the third Business Day after the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D) Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article X, if otherwise convertible in accordance with Article X, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X.

(H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I) Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.09 on a Fundamental Change Repurchase Date if, on or prior to such date, the principal amount of the Securities has been accelerated pursuant to Section 6.02 and such acceleration shall not have been rescinded on or before the applicable

Fundamental Change Repurchase Date. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

(J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i) A “Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (such an event, an “Acquisition of Voting Control”); or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, which in each case would require shareholder approval in the Company’s state of incorporation, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities become convertible solely into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or

(d) the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

(1) individuals who on the Issue Date constituted the Company’s Board of Directors; and

(2) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then in office either who were directors of the Company on the Issue Date or who were nominated for election or reelection to the Company's Board of Directors by a majority of the directors then in office; or

(e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii) A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

IV. COVENANTS

4.01 PAYMENT OF SECURITIES.

The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and in this Indenture. All such amounts payable in cash shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due in cash with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). All amounts payable in shares of Common Stock shall be considered paid on the date due if the Company has delivered to the Trustee (or (x) if the Securities are represented by a global note, has directly delivered to the Depositary or an account designated by the Depositary or its nominee, or (y) if the Securities are not represented by a global note, has directly delivered to the Company’s Common Stock transfer agent, in each case if acceptable to the Trustee) shares of Common Stock (valued pursuant to the applicable provisions of this Agreement) at least two Business Days (or such shorter period as may be agreed upon by the Trustee) prior to such date sufficient to pay the amount then due in shares of Common Stock with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company may, at its option, make any interest payment in cash, shares of Common Stock which have been registered for resale or are eligible for sale without restriction pursuant to Rule 144 promulgated under the Securities Act and without the requirement for the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or a combination of cash and such shares of Common Stock; provided that the Company may only make an interest payment in shares of Common Stock if the Company delivers an Officer’s Certificate to the Trustee on or prior to the tenth (10th) Trading Day prior to the applicable interest payment date which irrevocably specifies the amount of interest to be paid in cash, if any, and the amount of interest to be paid in shares of Common Stock (and the corresponding number of shares of Common Stock to be so issued pursuant to such payment). The Trustee shall promptly notify the Depositary of such notice once received from the Company. In the event that the Company elects to make any portion of the interest payment in shares of Common Stock, such Common Stock shall be valued at ninety-five percent (95%) of the Ten Day VWAP.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

4.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain, or cause to be maintained, in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03.

4.03 RULE 144A INFORMATION AND ANNUAL REPORTS.

(A) At any time when the Company is not subject to, or is in violation of, Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(B) The Company shall deliver to the Trustee, no later than 15 days after the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act other than any current reports on Form 8-K or any successor or comparable form; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event the Company is at any time while any Securities are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the Trustee and, upon request, to each Holder, no later than the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange if the Company were subject to the reporting requirements of such sections. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

4.04 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, an Officer’s Certificate stating whether or not the signatory to such Officer’s Certificate knows of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory does know of any such Default or Event of Default, then such Officer’s Certificate shall describe the Default or Event of Default and its status.

4.05 STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.06 CORPORATE EXISTENCE.

Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

4.07 NOTICE OF DEFAULT.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

4.08 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

4.09 ADDITIONAL COLLATERAL, ETC.

Subject to the Security Documents, upon the acquisition by the Company of any After-Acquired Property, the Company shall execute and deliver such security instruments, financing statements and other documents and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

4.10 IMPAIRMENT OF SECURITY INTEREST.

(A) Except as described in Section 4.10(B) and except for Liens not prohibited hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of impairing the security interest with respect to a material portion of the Collateral for the benefit of the Secured Parties. Unless otherwise provided by this Indenture or any Security Document, (i) no disposition of any asset by the Company shall be prohibited by this Section 4.10(A) and (ii) the granting of any Liens on the Collateral by the Company shall not be prohibited by this Section 4.10(A).

(B) Pursuant to an Officer’s Certificate and without the consent of the Holders, the Company shall instruct the Trustee from time to time (x) to the extent the Trustee is a party thereto, enter into one or more amendments to the Security Documents, and (y) to instruct the Collateral Agent to enter into one or more amendments to the Security Documents, in each case to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) add to the Collateral, (iii) release any Collateral not prohibited from being released hereunder, or (iv) make any other change thereto that does not adversely affect the Secured Parties in any material respect.

V. SUCCESSORS

5.01 WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to, another person, whether in a single transaction or series of related transactions, unless (i) if the surviving person is not the Company, the surviving person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

5.02 SUCCESSOR SUBSTITUTED.

Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

VI. DEFAULTS AND REMEDIES

6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs if:

(i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder’s Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

(ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto or to make a Make-Whole Payment, if any, upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) days;

(iv) the Company fails to timely provide a Fundamental Change Notice or an Option Purchase Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.16(E);

(v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture or any Security Document and such failure continues for the period, and after the notice, specified below;

(vi) the Company or any of its Significant Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of fifteen million dollars ($15,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Significant Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within sixty (60) days after (x) notice to the Company by the Trustee or (y) notice to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vii) the Company or any of its Significant Subsidiaries fails to pay, bond or otherwise discharge any final, non-appealable judgments, the aggregate uninsured portion of which is at least fifteen million dollars ($15,000,000), and such judgments are not paid, stayed or discharged within sixty (60) days;

(viii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors;

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days; or

(x) any of the Security Documents shall cease, for any reason, to be in full force and effect in any material respect, or any party hereto shall so assert in writing, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby in any material respect.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within one hundred eighty (180) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

6.02 ACCELERATION.

If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 have been paid.

Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with its obligations under Section 4.03 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities (the “Special Interest”). The Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the obligations under Section 4.03 or the failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to but not including the 60th day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 6.04). On such 60th day (or earlier, if such Event of Default is cured or waived pursuant to Section 6.04 prior to such 60th day), such Special Interest will cease to accrue and, if such Event of Default has not been cured or waived pursuant to Section 6.04 prior to such 60th day, then the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal of and accrued and unpaid interest and Special Interest on all such Securities to be due and payable immediately. This provision shall not affect the rights of the Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay Special Interest as the sole remedy for an Event of Default specified in Section 6.01(v) relating to the failure by the Company to comply with its obligations under Section 4.03 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company shall notify, in the manner provided for in Section 12.02, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If Special Interest is payable under this Section 6.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Special Interest that is payable and (ii) the date on which Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Special Interest is payable. If Special Interest has been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

6.03 OTHER REMEDIES.

Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

6.04 WAIVER OF PAST DEFAULTS.

Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change), or on any portion of the Make-Whole Payment, (B) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

6.05 CONTROL BY MAJORITY.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

6.06 LIMITATION ON SUITS.

Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i) the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

(iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10 PRIORITIES.

Subject to the Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	to the Company for the balance, if any.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall deliver to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

VII. TRUSTEE

7.01 DUTIES OF TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(B) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(C) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(D) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(E) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(F) The Trustee shall have no duty as to any Collateral or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any mortgage or financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

(G) The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Security Document or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any other Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any Security Document by the Company or any other Person that is a party thereto or bound thereby.

7.02 RIGHTS OF TRUSTEE.

(A) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(C) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(D) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(E) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(F) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(G) Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(i) or (ii) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.04 and 4.07) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

(H) Subject to Section 7.01(A), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(I) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(J) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

7.04 TRUSTEE’S DISCLAIMER.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall deliver to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

7.06 [RESERVED].

7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on the Collateral and all money or property held or collected by the Trustee, except as otherwise required by law.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.08 REPLACEMENT OF TRUSTEE.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

7.09 SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

7.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, which Trustee (A) is authorized under such laws to exercise corporate trustee power, (B) is subject to supervision or examination by federal or state authorities and (C) has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

VIII. DISCHARGE OF INDENTURE

8.01 TERMINATION OF THE OBLIGATIONS OF THE COMPANY.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder’s Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash (or to the extent applicable, shares of Common Stock valued in accordance with the applicable provisions of this Agreement) sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 3.05, 3.08, 3.09, 4.01, 4.02, 4.05, 7.07 and 7.08 and Articles VIII and X shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

8.02 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust all money and property deposited with it pursuant to Section 8.01 and shall apply such deposited money and property through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

8.03 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money or property held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money or property that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. Subject to applicable law, the Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money or property held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be delivered to each Holder, notice stating that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or delivery, any unclaimed balance of such money or property then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money or property must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money or property and payment shall, subject to applicable law, cease.

8.04 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money or property in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.01 and 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money or property in accordance with Sections 8.01 and 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or property held by the Trustee or Paying Agent.

IX. AMENDMENTS

9.01 WITHOUT CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(i) to comply with Sections 5.01 and 10.12;

(ii) to further secure the obligations of the Company in respect of the Securities;

(iii) to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company;

(iv) to add assets to the Collateral or to release Collateral from any Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture (though no such amendment or supplement shall be required to give effect to any such release of Collateral);

(v) to add parties to the Security Documents or successors, including successor trustees or other representatives;

(vi) to make provision for equal and ratable pledges of any collateral to secure the Securities; or

(vii) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect. In addition, the Trustee, without the consent of any Holder, shall be required, upon the receipt of a Company Order, to enter into an intercreditor agreement substantially in the form of the Intercreditor Agreement attached hereto as Exhibit E with respect to any secured Indebtedness entered into by the Company in the future.

9.02 WITH CONSENT OF HOLDERS.

The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any premium or interest on (and any portion of the Make-Whole Payment, if any, with respect to), any Security;

(c) change the place, manner or currency of payment of principal of, or any premium or interest on, any Security;

(d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

(f) modify the provisions of Section 2.18 in a manner adverse to Holders;

(g) adversely affect the right of Holders to convert Securities in accordance with Article X;

(h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default;

(j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder; or

(k) release the security interest granted for the benefit of the Holders in the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by this Indenture.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall deliver, or cause to be delivered, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to deliver such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

9.03 [RESERVED].

9.04 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

9.05 NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

9.06 TRUSTEE PROTECTED.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

9.07 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Sections 9.02 and 9.04, every Holder of Securities shall be bound thereby.

X. CONVERSION

10.01 CONVERSION PRIVILEGE.

(A) Subject to the provisions of Article III, the Securities shall be convertible into shares of Common Stock in accordance with this Article X:

(i) At any time commencing thirty (30) days after the date of this Indenture and until prior to the earlier to occur of (x) the stated maturity and (y) the date the Company (or the Trustee, on behalf of the Company) first mails to each of the Holders a Conversion Termination Notice, a Holder may elect to convert all or a portion of its Securities by delivery by such Holder upon each conversion of a Conversion Notice to the Conversion Agent; provided that such Conversion Notice (a) either provides the Specified Percentage Certifications or provides the Excess of Specified Percentage Certifications but identifies therein Securities the conversion of which would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company and (b) either certifies that the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would not, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares or identifies therein Securities the conversion of which would not result in such excess. A Holder that certifies that it or a Related Person is or was a 5% Stockholder with respect to the Company during the Section 382 Testing Period ending on the Conversion Date may not convert any of its Securities pursuant to this Section 10.01(A)(i). In addition, a Holder may not convert such of its Securities pursuant to this Section 10.01(A)(i) if the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

(ii) After the mailing of the first Conversion Termination Notice, a Holder may elect to convert all or a portion of its Securities by delivering upon each conversion a Conversion Notice to the Conversion Agent at any time prior to a Conversion Rights Termination Date; provided that such Conversion Notice (a) either provides the Specified Percentage Certifications or provides the Excess of Specified Percentage Certifications but identifies therein Securities the conversion of which would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company and (b) either certifies that the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would not, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares or identifies therein Securities the conversion of which would not result in such excess; and, provided further, that any such Holder may preserve its conversion rights under this Section 10.01(A)(ii) after such Conversion Rights Termination Date pursuant to Section 10.17(H) of the Indenture. A Holder that certifies that it or a Related Person is or was a 5% Stockholder with respect to the Company during the Section 382 Testing Period ending on the Conversion Date may not convert any of its Securities pursuant to this Section 10.10(A)(ii). In addition, a Holder may not convert such of its Securities pursuant to this Section 10.01(A)(ii) if the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

(B) Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article X shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

(C) The initial Conversion Rate shall be 1,250 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 10.06 through 10.14.

(D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

(E) Notwithstanding anything to the contrary set forth in this Indenture, in no event shall the Conversion Price be an amount below the last market bid price on the NASDAQ Global Market for the Company’s shares of Common Stock on the date of this Agreement (subject to adjustments with respect to stock splits and combinations, stock dividends, reclassifications and similar events).

10.02 CONVERSION PROCEDURE.

(A) To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities. As soon as practicable on or after the date (the “Conversion Date”) on which the Holder satisfies all those requirements, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion, as provided in paragraph 10 of the Securities, and a check for the amount of cash payable in lieu of any fractional share; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.16 shall be delivered by the Company within the time period specified in Section 10.16(D).

(B) On and after the Conversion Date of a Security submitted for conversion, the person in whose name any certificate representing the shares of Common Stock due in respect of such conversion is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into Shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this Section 10.02(B).

(C) Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) such Security is called for Redemption pursuant to Section 3.04 and paragraphs 6 and 7 of the Securities; (ii) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (iii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(C) shall affect the Company’s obligations under Section 2.12).

(D) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion shall be based on the total principal amount of all Securities converted.

(E) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(F) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

10.03 FRACTIONAL SHARES.

The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.

10.04 TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives evidence of the payment of any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

10.05 COMPANY TO PROVIDE STOCK.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

10.06 ADJUSTMENT OF CONVERSION RATE.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination, by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before such Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this Section 10.06(a) shall become effective immediately after such Ex Date, in the case of a dividend or distribution, and shall become effective immediately after such effective date, in the case of a subdivision or combination.

(b) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 10.06(g)) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock; provided, however, no adjustment shall be made pursuant to this Section 10.06(b)

solely by reason of a distribution of rights pursuant to a stockholders’ rights plan, provided the Company has complied with the provisions of Section 10.14 with respect to such stockholders’ rights plan and distribution. Such increase shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(b).

(c) Except as set forth in the immediately following paragraph, in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.06(d) or 10.06(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.06(b)), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.06(g)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such Ex Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the open of business on such Ex Date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.06(b) and other than rights under the Rights Agreement or any other stockholders’ rights plan the Company may have in effect at such time) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion (the “Conversion

Shares”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this Section 10.06(c), a distribution of rights pursuant to a stockholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this Section 10.06(c), provided that (1) such rights have not separated from the Common Stock at the time of such distribution; and (2) the Company has made adequate provision in accordance with Section 10.14 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

Notwithstanding anything to the contrary in this Section 10.06(c), if, in a distribution requiring an adjustment to the Conversion Rate pursuant to the immediately preceding paragraph, the property distributed by the Company to all Holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national securities exchange or quoted on an automated quotation system and closing sale prices for such Capital Stock or interests are readily available (a “Spin-Off”), then in lieu of adjusting the Conversion Rate in accordance with the immediately preceding paragraph, the Conversion Rate shall be increased (subject to the other terms of this Indenture) by multiplying the Conversion Rate in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the record date for such distribution by a fraction (I) whose numerator is the sum of (A) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (B) the product of (i) the average of the Closing Sale Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “Closing Sale Price”) for the for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (ii) number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (II) whose denominator is the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution. The average Closing Sale Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Company’s good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events. Each adjustment to the Conversion Rate made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the record date for such distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06 (and no adjustment to the Conversion Rate under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c). In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

(d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.06(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.06(g)) on such Ex Date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 10.06(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than $0.001 (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the Board of Directors), to account for stock splits and combinations, stock dividends, reclassifications and similar events); provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to $0.001 (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this Section 10.06(d) shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(d).

(e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Company), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the

Closing Sale Price per share of Common Stock on the first Trading Day after the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Sale Price per share of Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per share of Common Stock.

An increase, if any, to the Conversion Rate pursuant to this Section 10.06(e) shall become effective immediately prior to the open of business on the Business Day following the first Trading Day after the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.06(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the continued listing requirements of the NASDAQ Global Market or any other securities exchange in which the Common Stock may then be listed, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company, provided, that such increase will not cause the then effective Conversion Price to be less than $0.001. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be delivered to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.06, the “current market price” per share of

Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex Date with respect to an issuance or distribution under this Indenture, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

10.07 NO ADJUSTMENT.

Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted pursuant to this Indenture or the Securities to the extent such adjustment shall reduce the Conversion Price to an amount that is less than the par value per share of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 10.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2009, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Company shall deliver a notice of Redemption pursuant to Section 3.04, or if a Fundamental Change or Make-Whole Fundamental Change occurs, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 10.06 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.06 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.06 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction if each Holder is to participate in the transaction, at substantially the same time that holders of Common Stock participate in such transaction, without conversion as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect at the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand (1,000).

10.08 OTHER ADJUSTMENTS.

In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

10.09 ADJUSTMENTS FOR TAX PURPOSES.

Except as prohibited by law or by the continued listing requirements of the NASDAQ Global Market or any other securities exchange in which the Common Stock may then be listed, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

10.10 NOTICE OF ADJUSTMENT.

Whenever the Conversion Rate is adjusted, the Company shall promptly deliver, or cause to be delivered, to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

10.11 NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

(3) there is a dissolution or liquidation of the Company,

the Company shall deliver to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11. The Company shall deliver such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to Sections 10.06(b), 10.06(c), 10.06(d) or 10.06(e), forty five (45) calendar days) before such date; however, failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

10.12 EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS, BINDING SHARE EXCHANGES OR SALES ON CONVERSION PRIVILEGE.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election).

If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders, by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the terms of which are inconsistent with this paragraph and the immediately preceding paragraph.

The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.06(b) or Section 10.14, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 10.12 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

10.13 TRUSTEE’S DISCLAIMER.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

10.14 RIGHTS DISTRIBUTIONS PURSUANT TO STOCKHOLDERS’ RIGHTS PLANS.

Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common

Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement and any future stockholders’ rights plan(s) of the Company then in effect, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.06(c).

10.15 [RESERVED].

10.16 INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH MAKE-WHOLE FUNDAMENTAL CHANGES.

(A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in Section 10.16(E)) and ends on, and includes, the date that is thirty (30) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.16, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.”

The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable, but in no event later than the third Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; and (2) the Effective Date of the applicable Make-Whole Fundamental Change.

(B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	October 1, 2009	April 1, 2010	October 1, 2010	April 1, 2011	October 1, 2011	April 1, 2012
$0.600	382.42	305.94	229.45	152.97	76.48	0.00
$0.700	323.74	258.99	194.25	129.50	64.75	0.00
$0.813	244.05	195.24	146.43	97.62	48.81	0.00
$0.925	183.75	147.00	110.25	73.50	36.75	0.00
$1.038	136.52	109.21	81.91	54.61	27.30	0.00
$1.150	98.53	78.82	59.12	39.41	19.71	0.00
$1.263	67.31	53.85	40.39	26.93	13.46	0.00
$1.375	41.20	32.96	24.72	16.48	8.24	0.00
$1.488	19.04	15.23	11.43	7.62	3.81	0.00
$1.600	0.00	0.00	0.00	0.00	0.00	0.00

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $1.60 per share (subject to adjustment as provided in Section 10.16(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $0.60 per share (subject to adjustment as provided in Section 10.16(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.16), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate; and

(iv) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.16 to the extent, but only to the extent, such increase shall not be permitted by the continued listing standards of the NASDAQ Global Market; provided, however, that any reduction, pursuant to this Section 10.16(B)(iv), in such increase to the Conversion Rate shall be made by the Company in good faith and, to the extent practical, pro rata in accordance with the principal amount of Securities surrendered for conversion in connection with the applicable Make-Whole Fundamental Change.

(C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the fair market value of the consideration being paid per share of Common Stock in such Make-Whole Fundamental Change as determined by the Company in good faith which methodology utilized by the Company to determine such fair market value shall be publicly disclosed at least ten (10) Trading Days prior to the Effective Date.

(D) The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; and (2) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with, to the extent applicable, with Section 10.12.

(E) At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall deliver to each Holder and to the Trustee, in accordance with Section 12.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall deliver, in accordance with Section 12.02, written notice to each Holder and to the Trustee of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(F) For avoidance of doubt, the provisions of this Section 10.16 shall not affect or diminish the Company’s obligations, if any, pursuant to Article IV with respect to a Make-Whole Fundamental Change.

(G) Nothing in this Section 10.16 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

10.17 DELIVERY UPON CONVERSION, TERMINATION OF CONVERSION AND ADDITIONAL POST-TERMINATION CONVERSION PROVISIONS.

(A) If the Closing Sale Price of the Common Stock has exceeded the Termination Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, the Company may terminate the right of Holders to convert Securities pursuant to Section 10.01(A) upon the mailing of, or otherwise on the terms set forth in, a notice mailed to the Holders and the Conversion Agent pursuant to Section 10.17(B) (each such notice, a “Conversion Termination Notice”), in each case as applicable. Any such Conversion Termination Notice shall be mailed to the Holders and the Conversion Agent within five (5) days of the last Trading Day of any such 30 Trading Day period satisfying the requirement set forth in the immediately preceding sentence.

(B) Each Conversion Termination Notice shall be mailed to each Holder and the Conversion Agent by the Company or, at the written request and expense of the Company, the Trustee. If the Company mails such Conversion Termination Notice, it shall also deliver a copy of such Conversion Termination Notice to the Trustee. If such Conversion Termination Notice is to be mailed by the Trustee, the Company shall prepare and provide the form and content of such Conversion Termination Notice to the Trustee. Such mailing shall be by first class mail or overnight courier at the Company’s expense. A Conversion Termination Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly mailed, whether or not any Holder receives such notice.

(C) Each Conversion Termination Notice shall state:

(i) the date of the mailing of such Conversion Termination Notice,

(ii) in the case of the first Conversion Termination Notice mailed by the Company, that as of the mailing of such Conversion Termination Notice the ability of the Holders to convert their Securities pursuant to Section 10.01(A)(i) has been terminated,

(iii) that such Holders retain the ability to convert their Securities pursuant to Section 10.01(A)(ii) until the Conversion Rights Termination Date (as defined below),

(iv) that on and after any Conversion Date interest on the Securities to be converted will cease to accrue,

(v) that, in connection with a conversion of Securities pursuant to Section 10.01(A)(ii), the Company shall, concurrently with the delivery of the applicable Conversion Shares, make an Additional Post-Termination Interest Payment,

(vi) the place or places where such Securities are to be surrendered for conversion,

(vii) the Conversion Price then in effect,

(viii) the Termination Conversion Price then in effect, and

(ix) that the Company shall irrevocably terminate the rights of the Holders to convert their Securities to Common Stock pursuant to Section 10.01(A)(ii) (subject to a Holder preserving such conversion rights pursuant to Section 10.17(H)), effective on a date at least 30 days after the date of mailing of such Conversion Termination Notice (each such effective date, a “Conversion Rights Termination Date”).

(D) (1) Concurrently with the delivery of the amounts payable in respect of the Securities converted pursuant to Section 10.01(A)(i), the Company shall make an Additional Voluntary Conversion Interest Payment, if any, to the converting Holder. Within two Business Days after delivery by such Holder of a Conversion Notice converting Securities pursuant to Section 10.01(A)(i), the Company shall send such Holder and the Conversion Agent a written calculation of the amount of the Additional Voluntary Conversion Interest Payment and notice of whether such Additional Voluntary Conversion Interest Payment shall be paid by the Company in Common Stock, cash or a combination thereof.

(2) Concurrently with the delivery of the amounts payable in respect of the Securities converted pursuant to Section 10.01(A)(ii), the Company shall make an Additional Post-Termination Interest Payment, if any, to the converting Holder. Within two Business Days after delivery by such Holder of a Conversion Notice converting Securities pursuant to Section 10.01(A)(ii), the Company shall send such Holder and the Conversion Agent a written calculation of the amount of the Additional Post-Termination Interest Payment and notice of whether such Additional Post-Termination Interest Payment shall be paid by the Company in Common Stock, cash or a combination thereof.

(E) Within three Business Days after the Conversion Date specified in the applicable Conversion Notice, the Company shall (i) issue and deliver to the converting Holder a certificate or certificates for Common Stock equal to the number of shares of Common Stock equal to the Conversion Rate and any portion of the applicable Make-Whole Payment elected by the Company to be made in shares of Common Stock, in each case as permitted by Section 10.20, and (ii) pay to the converting Holder cash (x) for any portion of the applicable Make-Whole Payment made or elected by the Company to be made in cash, and (y) in lieu of any fractional shares of Common Stock into which such Holder’s Securities are being converted pursuant to Section 10.03. In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(i) sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but provides the Excess of Specified Percentage Certification in Item 3 of the Conversion Notice, such Holder may convert only such portion of its Securities as would not result in such Holder or any of its Related Persons becoming a 5% Stockholder with respect to the Company. In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(i) sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but either (x) such Conversion Notice indicates that, or (y) the Company determines that, the conversion of such Securities would, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares, such Holder may convert only such portion of its Securities as would not result in such Holder or Group holding shares of Common Stock exceeding the Maximum Shares. Any portion of a Holder’s Securities that may not be converted as set forth in the previous two sentences shall be returned to such Holder and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, new Securities in authorized denominations equal in principal amount to the unconverted portion of the Securities surrendered for conversion (subject to the applicable procedures of the Depositary in the case of Global Securities).

(F) In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(ii) sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but provides the Excess of Specified Percentage Certification in Item 3 of such Conversion Notice, such Holder may convert only such portion of its Securities as would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company. Any portion of a Holder’s Securities that may not be converted as set forth in the previous sentence shall be returned to such Holder and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, new Securities in authorized denominations equal in principal amount to the unconverted portion of the Securities surrendered for conversion (subject to the applicable procedures of the Depositary in the case of Global Securities). The rights of a Holder under Section 10.01(A)(ii) to convert Securities (i) in respect of which it has provided the Excess of Specified Percentage Certifications but which it may not convert under the terms of this Section 10.17(F) or (ii) in respect of which it may not convert pursuant to Section 10.20(B) shall, in each case, be preserved after a Conversion Rights Termination Date in accordance with Section 10.17(H) below.

(G) If a Holder fails to preserve its conversion rights under Section 10.17(H), the conversion rights of a Holder under Section 10.01(A)(ii) shall terminate on the applicable Conversion Rights Termination Date, and thereafter such Holder shall have no rights to convert its Securities into Common Stock under such Securities or this Indenture.

(H) The foregoing notwithstanding, in the event that prior to any Conversion Rights Termination Date a Holder whose conversion rights under Section 10.01(A)(ii) have not previously been terminated submits a Conversion Notice to the Conversion Agent in respect of its Securities but is unable to convert all or a portion of such Securities because (i) such Holder or any of its Related Persons (x) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (y)

would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company, or (ii) such Holder or Group holds shares of Common Stock exceeding the Maximum Shares or the conversion of such Securities would result in such Holder or Group, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, holding shares of Common Stock exceeding the Maximum Shares, such Holder shall retain the conversion rights set forth in Section 10.01(A)(ii) with respect to such Securities. If the Company (or the Trustee, on behalf of the Company) thereafter mails a subsequent Conversion Termination Notice, the conversion rights with respect to such Securities will terminate on the Conversion Rights Termination Date set forth in such subsequent Conversion Termination Notice unless prior to such Conversion Rights Termination Date the Holder submits a new Conversion Notice to the Conversion Agent in respect of its Securities but is unable to convert all or a portion of such Securities because (i) such Holder or any of its Related Persons (x) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (y) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company, or (ii) such Holder or Group holds shares of Common Stock exceeding the Maximum Shares or the conversion of such Securities would result in such Holder or Group, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, holding shares of Common Stock exceeding the Maximum Shares. Such Holder shall continue to retain the conversion rights with respect to those of its Securities which it cannot convert after submission of such new Conversion Notice.

(I) Unless such Securities have been previously executed, authenticated and delivered, after any Conversion Rights Termination Date, any Securities in respect of which conversion rights are preserved pursuant to Section 10.17(H) above shall be represented by new Securities bearing the Post-Termination Preservation of Conversion Rights Legend, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holders thereof new Securities in authorized denominations in like principal amount (subject to the applicable procedures of the Depositary in the case of Global Securities). The Company, at its own expense, shall as promptly as practicable obtain new CUSIP and ISIN numbers for any such new Securities that bear the Post-Termination Preservation of Conversion Rights Legend, and shall promptly notify the Trustee and the applicable Holders in writing of such new CUSIP and ISIN numbers. In the event that on or after the Conversion Rights Termination Date all Securities bearing the Post-Termination Preservation of Conversion Rights Legend are converted, redeemed or otherwise retired, the Company may at its option prepare, and the Trustee shall execute, a supplemental indenture to this Indenture that eliminates any provisions of the Indenture dealing with conversion of the Securities.

(J) Whenever in the Securities or in this Indenture there is a reference, in any context, to any conversion obligation of the Company, such reference shall be qualified by the conversion termination provisions of this Section 10.17, and the Company, other than as provided for in Section 10.17(G) above, shall not be required to comply with any of the conversion provisions of the Securities and this Indenture (including, without limitation, Article X (other than this Section 10.17)) on or after the Conversion Rights Termination Date, and any express mention of the conversion termination provisions of this Section 10.17 in any provision of this Indenture shall not be construed as excluding the conversion termination provisions of this Section 10.17 in those provisions of this Indenture when such express mention is not made.

(K) During the period beginning five (5) days prior to the date of mailing of any Conversion Termination Notice and ending on the date thirty (30) days after the Conversion Rights Termination Date specified therein, the Company shall not publicly offer to sell any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Common Stock and shares offered pursuant to present or future employee, director or consultant stock purchase plans, dividend reinvestment and stock purchase plans, employee or director benefit plans, stock option plans or other employee or director equity compensation arrangements or contracts or pursuant to then outstanding options, warrants or rights), or publicly offer to sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee or director benefit plans, stock option plans or other employee or director equity compensation arrangements or contracts).

10.18 5% STOCKHOLDER LIMITATIONS. Notwithstanding anything to the contrary in this Article X, no Holder shall be entitled to acquire shares of Common Stock delivered upon conversion to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion become a 5% Stockholder with respect to the Company. Any purported delivery of shares of Common Stock upon conversion by a Holder of Securities shall be void and have no effect to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion become a 5% Stockholder with respect to the Company. If any delivery of shares of Common Stock owed to any Holder upon conversion is not made, in whole or in part, as a result of these limitations, such Holder may either (i) certify to the Company that such Holder or any Related Person (x) is not or was not a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date and (y) would not as a result of the conversion become a 5% Stockholder with respect to the Company, after which the Company shall deliver such shares of Common Stock to such Holder within two Trading Days after receipt of such certification or (ii) request the return of the Securities surrendered by it for conversion, after which the Company shall deliver such Securities to such Holder within two Trading Days after receipt of such request.

10.19 WAIVER OF 5% STOCKHOLDER PROVISIONS.

The Company may, at its option, waive (as to a particular Holder or as to all Holders) any restrictions that limit a Holder from converting its Securities in the event that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company. In the event that the Company exercises its rights pursuant to this Section 10.19 to waive any such restrictions as to all Holders, the Company or, at the written request and expense of the Company, the Trustee, shall mail or cause to be mailed to each Holder 30 days prior to the effective waiver date an irrevocable notice stating that as of an effective date specified therein, the Company waives any restrictions that limit a Holder from converting its Securities in the event that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company (such notice, the “5% Stockholder Provision Waiver Notice”).

After the date of the mailing of such 5% Stockholder Provision Waiver Notice, whenever in the Securities or in this Indenture there is a reference, in any context, to any limitation on the ability of a Holder to convert its Securities to the extent that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company, such limitation shall be deemed waived, and such reference shall be qualified by the optional waiver provisions of this Section 10.19. Any express mention of such limitation on the ability of a Holder to convert its Securities shall not be construed as excluding the optional waiver provisions of this Section 10.19 in those provisions of this Indenture when such express mention is not made.

After the date of the mailing of the 5% Stockholder Provision Waiver Notice, the Company may at its option prepare, and the Trustee shall execute, a supplemental indenture to this Indenture that eliminates any provisions of the Indenture in respect of any limitation on the ability of a Holder to convert its Securities to the extent that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company.

10.20 LIMITATION ON ISSUANCES OF COMMON STOCK.

(A) Notwithstanding anything to the contrary in this Indenture, unless the Company shall have received the shareholder approval described in Section 10.20(C) (which the Company shall have no obligation to seek), the Company shall not issue any shares of Common Stock pursuant to this Indenture (including, without limitation, shares of Common Stock issued in lieu of cash interest payments, Conversion Shares and shares of Common Stock issuable as part of any Make-Whole Payments) (such shares, “Indenture Shares”) to any Holder if, after giving effect to such issuance, the aggregate number of (x) any Indenture Shares issued pursuant to this Indenture (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the Conversion Rate pursuant to this Article X) to such Holder or “Group” (as defined in the Securities and Exchange Act of 1934, as amended, and the rules and regulation promulgated thereunder) plus (y) any shares of Common Stock other than Indenture Shares held by such Holder or Group would exceed the “Maximum Shares” as calculated at the time of the proposed issuance by the following formula:

MS = (0.1999 x OS)

where,

MS	=	the Maximum Shares

OS	=	The number of shares of Common Stock outstanding at September 1, 2009 (111,302,280), as appropriately adjusted for any subsequent event that would give rise to a change in the Conversion Rate pursuant to this Article X

(B) If the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of Securities would, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares, the Company shall not be obligated to convert such Securities pursuant to Section 10.01(A)(i) or Section 10.01(A)(ii).

(C) The restrictions of Section 10.20 shall automatically terminate with respect a particular Holder or Group if and when the stockholders of the Company duly approve the issuance of shares of Common Stock under this Indenture to such Holder or Group in excess of the Maximum Shares and without any limitation under the NASDAQ rules and regulations or any rule of any other principal exchange on which the Common Stock is then traded.

(D) Notwithstanding anything to the contrary set forth in this Indenture, in no event shall the Conversion Price be an amount below the last market bid price on the NASDAQ Global Market for the Company’s shares of Common Stock on the date of this Indenture (subject to adjustments with respect to stock splits and combinations, stock dividends, reclassifications and similar events).

(E) Notwithstanding anything contained in this Indenture to the contrary, in no event shall any (i) Make-Whole Payment or (ii) interest payment be made in shares of Common Stock of the Company if such payment in shares would require the approval of the Company’s stockholders under applicable NASDAQ rules and regulations or any rule of any other principal exchange on which the Common Stock is then traded unless the Company shall have so obtained such stockholder approval (which the Company shall have no obligation to seek).

(F) Any purported delivery of shares of Common Stock upon conversion by a Holder of Securities shall be void and have no effect to the extent (but only to the extent) that such Holder or Group (x) holds or held (i) Common Stock and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, in excess of the Maximum Shares on the applicable Conversion Date or (y) would as a result of the conversion hold Common Stock, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, hold Common Stock in excess of the Maximum Shares. If any delivery of shares of Common Stock owed to any Holder upon conversion is not made, in whole or in part, as a result of these limitations, such Holder may either (i) certify to the Company that such Holder or Group (x) does not or did not hold Common Stock in excess of the Maximum Shares on the applicable Conversion Date and (y) would not as a result of the conversion hold Common Stock in excess of the Maximum Shares, after which the Company shall deliver such shares of Common Stock to such Holder within two Trading Days after receipt of such certification or (ii) request the return of the Securities surrendered by it for conversion, after which the Company shall deliver such Securities to such Holder within two Trading Days after receipt of such request.

XI. COLLATERAL

11.01 COLLATERAL AND SECURITY DOCUMENTS.

(A) To secure the due and punctual payment of the obligations of the Company under this Indenture and the Securities, the Company, the Collateral Agent and the Trustee have entered into the Security Documents to create the security interests and related matters. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the Secured Parties pursuant to the terms of the Security Documents.

(B) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture, and authorizes and directs each of the Trustee and the Collateral Agent to perform its obligations and exercise its rights under the Security Documents in accordance therewith.

(C) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

(D) So long as the Collateral Agent has not exercised its remedies against the Collateral in accordance with the terms of this Indenture and the Security Documents, the Company shall have the right to: (i) to remain in possession and retain exclusive control of the Collateral, (ii) to sell or otherwise dispose of Collateral whether or not in the ordinary course of business, (iii) to operate, manage, develop, lease, use, consume and enjoy the Collateral, (iv) to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Collateral Documents thereon, (v) to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof in the ordinary course of business, (vi) to grant Liens on any Collateral, (vii) to dispose of obsolete Collateral that is damaged, worn out or otherwise no longer useful in the business of the Company, (viii) to abandon, terminate, cancel, release or make alterations in or substitutions of any Collateral, (ix) to license any Collateral, (x) surrender or waive Collateral, and, upon any disposal of Collateral permitted by clauses (ii), (v), (vii) (viii) and (x), such Collateral shall be released free from the Lien of this Indenture and the Security Documents and without any consent from the Trustee or the Collateral Agent.

11.02 RELEASE OF COLLATERAL.

Collateral securing Obligations owed to the Holders may be released from the security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and this Indenture. The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent such release is made pursuant to the applicable Security Documents and is permitted under the terms of this Article Eleven. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents that is permitted by this Article Eleven will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture or any Security Document.

XII. MISCELLANEOUS

12.01 [RESERVED].

12.02 NOTICES.

Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(A) by hand (in which case such notice shall be effective upon delivery);

(B) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(C) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 12.02. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to its address shown on the register kept by the Registrar. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to deliver a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also deliver a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Attn: Chief Financial Officer

Facsimile: (617) 674-5353

The Trustee’s address is:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Attn: Verenium Corporation Account Manager

Facsimile: (612) 667-9825

12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

12.06 RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

12.07 LEGAL HOLIDAYS.

A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or such other place of payment with respect to the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

A “Business Day” is a day other than a Legal Holiday.

12.08 DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

12.09 GOVERNING LAW.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

12.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.11 SUCCESSORS.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.12 SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

12.13 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

12.14 CALCULATIONS IN RESPECT OF THE SECURITIES.

The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

12.15 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS.

None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

VERENIUM CORPORATION

By:	/s/ Gerald M. Haines II
Name:	Gerald M. Haines II
Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

EXHIBIT A

[Face of Security]

VERENIUM CORPORATION

Certificate No.

9.00% Convertible Senior Secured Note due 2027

CUSIP No. 92340PAB6

Verenium Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($            ) on April 1, 2027 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: April 1 and October 1, with the first payment to be made on April 1, 2010.

Record Dates: March 15 and September 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, VERENIUM CORPORATION has caused this instrument to be duly signed.

VERENIUM CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

VERENIUM CORPORATION

9.00% Convertible Senior Secured Note due 2027

1. Interest. Verenium Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on April 1 and October 1 of each year, with the first payment to be made on April 1, 2010. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, September 1, 2009, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company may, at its option, make any interest payment in cash, shares of Common Stock which have been registered for resale or are eligible for sale without restriction pursuant to Rule 144 promulgated under the Securities Act and without the requirement for the Company or any of its Subsidiaries to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act, or a combination of cash and such shares of Common Stock; provided that the Company may only make an interest payment in shares of Common Stock if the Company delivers an Officer’s Certificate to the Trustee on or prior to the tenth (10th) Trading Day prior to the applicable interest payment date which irrevocably specifies the amount of interest to be paid in cash, if any, and the amount of interest to be paid in shares of Common Stock (and the corresponding number of shares of Common Stock to be so issued pursuant to such payment). The Trustee shall promptly notify the Depositary of such notice once received from the Company. In the event that the Company elects to make any portion of the interest payment in shares of Common Stock, such Common Stock shall be valued at ninety-five percent (95%) of the Ten Day VWAP.

2. Maturity. The Securities will mature on April 1, 2027.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest (including any Make-Whole Payment), if any, payable as herein provided on the Maturity Date or upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such

Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent, Registrar, Conversion Agent. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of September 1, 2009 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are senior secured obligations of the Company. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. Optional Redemption.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after April 5, 2012, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, unless the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, in which case accrued and unpaid interest to, but excluding, such interest payment date will be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

7. Notice of Redemption. Notice of Redemption will be delivered at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on April 1, 2012, April 1, 2017 and April 1, 2022 (each, an “Option Purchase Date”) at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date.

9. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is delivered in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

10. Conversion.

Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of Common Stock in accordance with Section 10.01(A)(i) of the Indenture at any time prior to the earlier of (i) stated maturity and (ii) the date the Company (or the Trustee, on behalf of the Company) first mails to each of the Holders a Conversion Termination Notice; provided that such Conversion Notice (a) either provides the Specified Percentage Certifications or provides the Excess of Specified Percentage Certifications but identifies therein Securities the conversion of which would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company, and (b) either certifies that the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would not, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares or identifies therein Securities the conversion of which would not result in such excess. A Holder that certifies that it or a Related Person is or was a 5% Stockholder with respect to the Company during the Section

382 Testing Period ending on the Conversion Date may not convert any of its Securities pursuant to Section 10.01(A)(i) of the Indenture. In addition, a Holder may not convert such of its Securities pursuant to Section 10.01(A)(i) of the Indenture if the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

After the mailing of the first Conversion Termination Notice, a Holder may elect to convert all or a portion of its Securities pursuant to Section 10.10(A)(ii) of the Indenture by delivering upon each conversion a Conversion Notice to the Conversion Agent at any time prior to a Conversion Rights Termination Date; provided that such Conversion Notice (a) either provides the Specified Percentage Certifications or provides the Excess of Specified Percentage Certifications but identifies therein Securities the conversion of which would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company, and (b) either certifies that the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would not, when aggregated with all prior issuances of Indenture Shares to such Holder or Group plus (i) any shares of Common Stock other than Indenture Shares held by such Holder or Group and (ii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares or identifies therein Securities the conversion of which would not result in such excess; and, provided further, that any such Holder may preserve its conversion rights under Section 10.10(A)(ii) of the Indenture after such Conversion Rights Termination Date pursuant to Section 10.10(H) of the Indenture. A Holder that certifies that it or a Related Person is or was a 5% Stockholder with respect to the Company during the Section 382 Testing Period ending on the Conversion Date may not convert any of its Securities pursuant to Section 10.10(A)(ii) of the Indenture. In addition, a Holder may not convert such of its Securities pursuant to Section 10.01(A)(ii) of the Indenture if the number of Indenture Shares otherwise issuable to a Holder or Group under this Indenture upon a conversion of such Securities would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

The Company, at its option, may permit a Holder to convert all or a portion of the Securities of such Holder notwithstanding that such Holder or any of its Related Persons (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion become a 5% Stockholder with respect to the Company.

Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to Article X of the Indenture shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. To convert interests in a Global Security, a Holder must comply with DTC’s then applicable conversion program procedures.

The initial Conversion Rate is 1,250 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of $0.80 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest on the Securities will be made. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted unless either (i) such Security is called for Redemption pursuant to Section 3.04 of the Indenture and paragraphs 6 and 7 hereof; (ii) the Company shall have, in respect of a Fundamental Change, specified a Fundamental Change Repurchase Date which is after such record date and on or before such interest payment date; or (iii) such Security is surrendered for conversion after the close of business on the record date immediately preceding the Maturity Date; provided further, however, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 of the Indenture or otherwise (it being understood that nothing in paragraph shall affect the Company’s obligations under Section 2.12 of the Indenture).

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.16 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

In no event shall the Conversion Price be an amount below the last market bid price on the NASDAQ Global Market for the Company’s shares of Common Stock on the date of this Indenture (subject to adjustments with respect to stock splits and combinations, stock dividends, reclassifications and similar events).

11. Additional Conversion Provision.

The Company shall make an Additional Voluntary Conversion Interest Payment, if any, to a Holder converting its Securities pursuant to Section 10.01(A)(i) of the Indenture. As promptly as practicable after delivery by such Holder of such Conversion Notice, the Company shall send such Holder a written calculation of the amount of the Additional Voluntary Conversion Interest Payment and notice whether such Additional Voluntary Conversion Interest Payment shall be paid by the Company in Common Stock, cash or a combination thereof.

In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(i) of the Indenture sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but provides the Excess of Specified Percentage Certification in Item 3 of the Conversion Notice, such Holder may convert only such portion of its Securities as would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company. In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(i) of the Indenture sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but the conversion of which would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or a Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares, such Holder may convert only such portion of its Securities as would not result in such Holder or Group holding shares of Common Stock exceeding the Maximum Shares.

12. Termination of Conversion and Additional Post-Termination Conversion Provisions.

If the Closing Sale Price of the Common Stock meets or exceeds the Termination Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, the Company may terminate the right of Holders to convert Securities pursuant to Section 10.01(A)(i) or Section 10.01(A)(ii) upon the mailing of, or otherwise on the terms set forth in, a Conversion Termination Notice mailed to the Holders pursuant to Section 10.17(B) of the Indenture, in each case as applicable. Any such Conversion Termination Notice shall be mailed to the Holders within five days of the last Trading Day of any such 30 Trading Day period satisfying the requirement set forth in the immediately preceding sentence.

The Company shall make an Additional Post-Termination Interest Payment, if any, to a Holder converting its Securities pursuant to Section 10.01(A)(ii) of the Indenture. Within two Business Days after delivery by such Holder of such Conversion Notice, the Company shall send such Holder a written calculation of the amount of the Additional Post-Termination Interest Payment and notice whether such Additional Post-Termination Interest Payment shall be paid by the Company in Common Stock, cash or a combination thereof.

In the event that a Holder eligible to convert Securities pursuant to Section 10.01(A)(ii) of the Indenture sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but provides the Excess of Specified Percentage Certification in Item 3 of the Conversion Notice, such Holder may convert only such portion of its Securities as would not result in such Holder or a Related Person becoming a 5% Stockholder with respect to the Company.

In the event that a Holder that is eligible to convert Securities pursuant to Section 10.01(A)(ii) of the Indenture sends to the Conversion Agent a Conversion Notice to convert all or a portion of its Securities under such Section but the conversion of which would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or a Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares, such Holder may convert only such portion of its Securities as would not result in such Holder or Group holding shares of Common Stock exceeding the Maximum Shares.

The rights of a Holder under Section 10.01(A)(ii) of the Indenture to convert (i) Securities in respect of which it has provided the Excess of Specified Percentage Certifications but which it may not convert under the terms of Section 10.17(E) of the Indenture or (ii) in respect of which it may not convert pursuant to Section 10.20(B) of the Indenture shall, in each case, be preserved after the Conversion Rights Termination Date in accordance with Section 10.17(H) of the Indenture.

13. Preservation of Conversion Rights by a Holder.

In the event that prior to any Conversion Rights Termination Date a Holder whose conversion rights have not previously been terminated under Section 10.01(A)(ii) of the Indenture submits a Conversion Notice to the Conversion Agent in respect of its Securities but is unable to convert all or a portion of such Securities because (i) such Holder or any of its Related Persons (x) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (y) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company, or (ii) such Holder or Group holds shares of Common Stock exceeding the Maximum Shares or the conversion of such Securities would result in such Holder or Group holding shares of Common Stock, when aggregated with (x) all prior issuances of Indenture Shares to such Holder or a Group, (y) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (z) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceeding the Maximum Shares, such Holder shall retain the conversion rights set forth in Section 10.01(A)(ii) of the Indenture with respect to such Securities.

If the Company (or the Trustee, on behalf of the Company) thereafter mails a subsequent Conversion Termination Notice, the conversion rights with respect to such Securities will terminate on the Conversion Rights Termination Date set forth in such subsequent Conversion Termination Notice unless prior to such Conversion Rights Termination Date the Holder submits a new Conversion Notice to the Conversion Agent in respect of its Securities but is unable to convert all or a portion of such Securities because (i) such Holder or any of its Related Persons (x) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (y) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company, or (ii) such Holder or Group holds shares of Common Stock exceeding the Maximum Shares or the conversion of such Securities would result in such Holder or Group holding shares of Common Stock, when aggregated with (x) all prior issuances of Indenture Shares to such Holder or a Group, (y) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (z) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceeding the Maximum Shares. Such Holder shall continue to retain the conversion rights with respect to those of its Securities which it cannot convert after submission of such new Conversion Notice.

14. 5% Stockholder Limitations. Notwithstanding anything to the contrary in Article 10 of the Indenture, no Holder shall be entitled to acquire shares of Common Stock delivered upon conversion to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion become a 5% Stockholder with respect to the Company. Any purported delivery of shares of Common Stock upon conversion of Securities a Holder shall be void and have no effect to the extent (but only to the extent) that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion become a 5% Stockholder with respect to the Company.

15. Waiver of 5% Stockholder Provisions. The Company may, at its option, waive (as to a particular Holder or as to all Holders) any restrictions that limit a Holder from converting its Securities in the event that such Holder or a Related Person (i) is or was a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the applicable Conversion Date or (ii) would as a result of the conversion of such Securities become a 5% Stockholder with respect to the Company.

16. Limitation on Issuances of Common Stock.

Unless the Company shall have received the shareholder approval described in Section 10.20(C) of the Indenture (which the Company shall have no obligation to seek), the Company shall not issue any Indenture Shares to an individual Holder or Group if, after giving effect to such issuance, the aggregate number of (x) Indenture Shares issued to such Holders or Group pursuant to the Indenture (after adjusting any previous issuances for any subsequent events that would give rise to an adjustment to the Conversion Rate pursuant to Article 10 of the

Indenture), (y) any shares of Common Stock (other than any Indenture Shares) held by such Holder or Group, plus (z) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock would exceed the Maximum Shares calculated pursuant to Section 10.20.

If the number of Indenture Shares otherwise issuable under the Indenture upon a conversion of Securities to such Holder or Group would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock (other than any Indenture Shares) held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares, the Company shall not be obligated to convert such Securities.

In no event shall the Conversion Price be an amount below the last market bid price on the NASDAQ Global Market for the Company’s shares of Common Stock on the date of this Indenture (subject to adjustments with respect to stock splits and combinations, stock dividends, reclassifications and similar events).

17. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the delivery of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such delivery or (ii) for a period of fifteen (15) days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

18. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

19. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to, another person, whether in a single transaction or series of related transactions, unless (i) if the surviving person is not the Company, the surviving person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

20. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Sections 5.01 and 10.12 of the Indenture; (ii) to further secure the obligations of the Company in respect of the Securities; (iii) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; (iv) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture; (v) to add assets to the Collateral or to release Collateral from any Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture; (vi) to add parties to the Security Documents or successors, including successor trustees or other representatives; or (vii) to make provision for equal and ratable pledges of any collateral to secure the Securities. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

21. Defaults and Remedies.

If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

Pursuant to Section 6.02 of the Indenture, notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default specified in Section 6.01(v) of the Indenture relating to the failure by the Company to comply with its obligations under Section 4.03 of the Indenture and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 60 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the outstanding Securities.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall deliver to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

22. Collateral. Subject to Article XI of the Indenture, the Securities will be entitled to the benefits of certain collateral security pledged for the benefit of the Secured Parties pursuant to the terms of the Security Documents. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Collateral Agent, the Trustee and the Secured Parties. The Company agrees, and each Holder by accepting a Security agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Collateral Agent and the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

23. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

24. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

25. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

26. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Attn: Chief Financial Officer

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

CONVERSION NOTICE

To:	Verenium Corporation

The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below pursuant to Section              of the Indenture, for shares of Common Stock of Verenium Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security or the portions thereof that may be converted pursuant to the terms of the Indenture. The Conversion Date shall be            .

In connection with any conversion of Securities pursuant to Section 10.01(A)(i) and 10.01(A)(ii) of the Indenture, the undersigned confirms and certifies as to the statements checked below:

CHECK ONLY ONE BOX BELOW (AND, IF NECESSARY, INSERT RELEVANT INFORMATION):

		Prior to Mailing of the Conversion Termination Notice:

☐	1	For purposes of applying Section 382 to the Company, the Holder and each of its Related Persons (i) is not and was not a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date and (ii) would not as a result of the conversion of the Securities that are the subject of this Conversion Notice become a 5% Stockholder with respect to the Company.

☐	2	For purposes of applying Section 382 to the Company, the Holder or any of its Related Persons is or was a 5% Stockholder with respect to the Company during the Section 382 Testing Period ending on the Conversion Date.

		The principal amount of the Securities held by the Holder is	$

		The Holder requests a waiver from the Company pursuant to Section 10.19 of the Indenture to convert the following principal amount of Securities:	$

After Mailing of the Conversion Termination Notice:

☐	3	For purposes of applying Section 382 to the Company, the Holder and each of its Related Persons (i) is not and was not a 5% Stockholder with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date and (ii) the conversion of the Securities subject to this Conversion Notice will result in the Holder or any of its Related Persons becoming a 5% Stockholder with respect to the Company.

		The principal amount of the Securities held by the Holder is:	$

		The conversion of the following principal amount of the Holder’s Securities will not result in the Holder or any of its Related Persons becoming a 5% Stockholder with respect to the Company:	$	[1]

		The Holder requests a waiver from the Company pursuant to Section 10.19 of the Indenture to convert the following principal amount of Securities:	$

The Holder requests the preservation of conversion rights under Section 10.01(A)(ii) of the Indenture for any of the Holder’s Securities that are the subject of this Conversion Notice that are not converted.

CHECK ONLY ONE BOX BELOW (AND, IF NECESSARY, INSERT RELEVANT INFORMATION):

☐	4

The principal amount of the Securities held by the Holder is:

The number of Indenture Shares issuable to the Holder or Group under the Indenture upon a conversion of such Securities would not, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

$

☐	5	The principal amount of the Securities held by the Holder is:	$

		The number of Indenture Shares otherwise issuable to the Holder or Group under the Indenture upon a conversion of all of such Securities would, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.	$

		Therefore, the Holder requests the conversion of the following principal amount of the Securities held by the Holder, which would not, when aggregated with (i) all prior issuances of Indenture Shares to such Holder or Group, (ii) any shares of Common Stock other than Indenture Shares held by such Holder or Group, plus (iii) any additional shares of Common Stock (other than Indenture Shares) which such Holder or Group may acquire upon the conversion or exercise of any securities beneficially owned by such Holder or Group which are convertible into or exercisable into shares of Common Stock, exceed the Maximum Shares.

		If this Conversion Notice is being sent after the mailing of a Conversion Termination Notice, the Holder requests the preservation of conversion rights under Section 10.01(A)(ii) of the Indenture for any of the Holder’s Securities that are the subject of this Conversion Notice that are not converted.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15 that is acceptable to the Trustee.

Signature Guarantee

[1]

Pursuant to the terms of the Indenture, absent a waiver from the Company, no Securities may be converted pursuant to Section 10.01(A)(i) or Section 10.01(A)(ii) of the Indenture to the extent that the converting Holder or any of its Related Persons (i) is or was a 5% Stockholder

with respect to the Company at any time during the Section 382 Testing Period ending on the Conversion Date or (ii) would as a result of the conversion of the Securities the subject of a Conversion Notice become a 5% Stockholder with respect to the Company.

Fill in for registration of shares if to be delivered,

and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount requested for conversion (if less than all): $ ,000

(Street Address)	CUSIP number of Securities to be converted:
__________

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.08 or 3.09 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$

(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITYa

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[a]	This is included in Global Securities only.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Verenium Corporation

55 Cambridge Parkway

Cambridge, MA 02142

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9303-120

680 - 2nd Avenue South

Minneapolis, MN 55479

Attention: Verenium Corporation Account Manager

Re:	Verenium Corporation (the “Company”) 9.00% Convertible Senior Secured Notes due 2027 (the “Securities”)

Ladies and Gentlemen:

Please be advised that                      has transferred $                     aggregate principal amount of the Securities and                      shares of the Common Stock, $0.001 par value per share, of the Company issued on conversion of the Securities (“Stock”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-                    ).

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a “Selling Security Holder” in the Prospectus dated                     , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)